UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 8, 2013
Date of report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On November 8, 2013, Steven R. Mills, Chief Financial Officer, informed Amyris, Inc. (the “Company”) of his decision, for personal reasons, to retire from the Company on or before December 15, 2013 and resign his position as Chief Financial Officer as of his retirement date.  Mr. Mills and the Company have agreed that Mr. Mills will provide consulting services to the Company following his retirement, including strategic, accounting and transition assistance.  Paulo Diniz, currently the Chief Executive Officer of Amyris Brasil Ltda., has agreed to serve as interim Chief Financial Officer effective upon Mr. Mills’ retirement.  The Company has begun an executive search to evaluate potential internal and external candidates to permanently fill the position.

Mr. Diniz, age 56, joined the Company as the Chief Executive Officer of Amyris Brasil Ltda. in March 2011.  Prior to joining the Company, Mr. Diniz served as Chief Financial Officer of Bunge Brasil S.A., a wholly owned subsidiary of Bunge Ltd., an agribusiness and food company, from April 2009 to November 2010.  From 2003 to April 2009, Mr. Diniz was the Chief Financial Officer and a member of the board of directors of Cosan S.A., a renewable energy company.  He received a Master of Business Administration degree from IMD in Switzerland, a B. of Sc. degree in Production Engineering from USP in Brazil, and did post graduate work in human resources at INSEAD in France.  Mr. Diniz is a participant in the Company executive compensation arrangements described under “Executive Compensation” in the Company’s 2013 proxy statement filed with the Securities and Exchange Commission on April 16, 2013, including the severance, indemnification and other agreements described under “Potential Severance Payments upon Termination and upon Termination Following a Change in Control,” “Agreements with Executives,” and “Limitation of Liability and Indemnification.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date:  November 15, 2013                                                                   By:  Nicholas S. Khadder
Nicholas S. Khadder
VP and Interim General Counsel